Exhibit 10.1

                                 AMENDMENT NO. 1
                                       TO
                         VOTING AND STANDSTILL AGREEMENT

         THIS AMENDMENT NO. 1 (this "Amendment"), dated as of July 21, 2000, is made between OPEN PLAN SYSTEMS, INC., a Virginia corporation ("OPS"), GREAT LAKES CAPITAL, LLC, a Delaware limited liability company ("LLC"), and GREAT LAKES CAPITAL, INC., a Delaware corporation ("GLC"), and amends that certain Voting and Standstill Agreement dated June 17, 1998 between OPS, LLC and GLC (the "Original Agreement").

                              W I T N E S S E T H:

         WHEREAS,   OPS  and  LLC  entered  into  a  Management  and  Consulting
Agreement, dated as of June 17, 1998 (the "Consulting Agreement"), under which LLC agreed to provide certain management and consulting services; and

         WHEREAS, OPS, LLC and GLC entered into the Original Agreement in order to establish certain conditions of LLC's and GLC's relationship with OPS, including limiting, in general, the ownership by LLC and its affiliates to no greater than 21.0% of the "Adjusted Outstanding Shares" of Common Stock of the Company, as such term as defined in the Original Agreement; and

         WHEREAS, LLC and certain of its affiliates desire to acquire additional shares of Common Stock of OPS, and OPS believes it is in the best interests of OPS and its shareholders to permit such acquisition; and

         WHEREAS, the parties hereto desire to amend the Original Agreement in order to permit additional acquisitions of OPS Common Stock by LLC and its affiliates.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, OPS, LLC and GLC hereby agree as follows:

         Section 1. Definitions. Terms used herein and not defined which are defined in the Original Agreement shall have for the purposes hereof the respective meanings set forth therein.

         Section 2. Amendments to the Original Agreement. The Original Agreement is amended as follows:

         (a) Section 1.1(a) is deleted in its entirety and the following substituted therefor:

                  (a) "Additional Shares" shall mean shares of Common Stock that LLC and its Affiliates may acquire following the date of the Consulting Agreement on the open market, in privately negotiated transactions and/or directly from OPS so that LLC and its


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         Affiliates  would  beneficially  own no  greater  than  the  Standstill
         Percentage; provided that the following shall not be deemed to be Additional Shares for the purposes of this Agreement:

                           (i) options, Common Stock, warrants, rights or other securities convertible or exchangeable into Common Stock granted to any person, including without limitation the LLC Directors, pursuant to any benefit plan of OPS or any of its Affiliates or the exercise of any such option, warrant or right of conversion or exchange of any convertible or exchangeable security, or

                           (ii) any security acquired upon the exercise by LLC or any of its Affiliates of rights pursuant to any Rights Agreement that may be adopted by OPS.

                  (b) Section 1.01(p) is amended by deleting it in its entirety and substituting the following therefor:

                  (p) "Standstill Percentage" shall mean, at any time, not more than 25.0% of the Adjusted Outstanding Shares.

         Section 3. Board Recommendation for Restoration of Voting Rights. OPS agrees that its Board of Directors shall, at the next Annual Meeting of Shareholders of OPS, seek the approval of the shareholders of OPS for the restoration of voting rights relating to shares purchased subsequent to date hereof, which voting rights were lost pursuant to the operation of the Virginia Control Share Acquisitions statute, Virginia Code ss.13.1-728.1 et seq., as amended; provided, however Great Lakes at the time of such Annual Meeting as Shareholders shall not be, and since the date hereof shall not have been, in breach of or default under the Original Agreement as amended by this Amendment.

         Section 4. Integration; Confirmation. On and after the date hereof, each reference in the Original Agreement to "this Agreement," "herein," "hereunder," or words of similar import, shall be deemed to be a reference to the Original Agreement as amended by this Amendment. Except as expressly modified by this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects. No novation is intended. If there is any conflict between this Amendment and the Original Agreement, this Amendment shall control.

         Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.



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         Section 6.     Name, Captions.  The name assigned to this Amendment and
the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

         Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed, as of the date first above written, by their respective officers thereunto duly authorized.


                                         OPEN PLAN SYSTEMS, INC.


                                         By:  /s/ Anthony F. Markel
                                            ------------------------------------
                                              Anthony F. Markel
                                              Chairman of the Board


                                         GREAT LAKES CAPITAL, LLC


                                         By:  /s/ W. Sydnor Settle
                                            ------------------------------------
                                              W. Sydnor Settle
                                              Manager


                                         GREAT LAKES CAPITAL, INC.


                                         By:  /s/ W. Sydnor Settle
                                            ------------------------------------
                                              W. Sydnor Settle
                                              Chairman




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